Exhibit 99.1
For Immediate Release
Builders FirstSource Names Kevin O’Meara President and Chief
Operating Officer; Floyd Sherman to Continue as Chief Executive
Officer and Director
October 20, 2006 (Dallas, TX) — Builders FirstSource, Inc. (NASDAQ: BLDR), a leading supplier and manufacturer of structural and related building products for residential new construction in the United States, today announced that its board of directors named Kevin P. O’Meara as the company’s President and Chief Operating Officer. Mr. O’Meara succeeds Floyd F. Sherman as the company’s President. Mr. Sherman will continue to serve as Chief Executive Officer and a director of the company.
Speaking on behalf of Builders FirstSource’s board of directors, Chairman of the Board Paul S. Levy said, “As a co-founder of Builders FirstSource, Kevin has demonstrated exemplary business and management skills and extensive industry knowledge. His leadership has played an integral part in the company’s success.”
Since its inception in 1998, Builders FirstSource has acquired 24 companies. In 2005, the company completed an initial public offering of its common stock and posted sales of $2.3 billion.
Levy continued, “Considering Kevin’s long and accomplished history with the company and Floyd’s continued role as Chief Executive Officer, we expect this to be a smooth transition.”
O’Meara co-founded Builders FirstSource in 1998 and served as Chief Financial Officer. He was promoted to Chief Operating Officer in May 2000. Prior to co-founding Builders FirstSource, O’Meara served as Vice President, Strategic Planning and Business Development at Fibreboard Corporation. He also worked at Bain & Company, a strategic management consulting firm, and at two private investment firms. O’Meara is a C.P.A. and has a B.A. (economics) and a B.B.A. (accounting) from Southern Methodist University and an M.B.A. from Harvard Business School.
“I look forward to the challenge of this new role and am grateful for the privilege of working with a very talented team which is committed to delivering value to our customers and shareholders,” O’Meara said. “I am also very pleased that Floyd will continue to provide his wise perspective and strategic direction for the company based on his substantial industry knowledge and management experience.”

About Builders FirstSource
Headquartered in Dallas, Texas, Builders FirstSource is a leading supplier and manufacturer of structural and related building products for residential new construction. The company operates in 12 states, principally in the southern and eastern United States, and has 66 distribution centers and 54 manufacturing facilities, many of which are located on the same premises as our distribution facilities. Manufacturing facilities include plants that manufacture roof and floor trusses, wall panels, stairs, aluminum and vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes windows, interior and exterior doors, dimensional lumber and lumber sheet goods, millwork and other building products. Effective July 3, 2006, the company was assigned to NASDAQ’s recently created NASDAQ Global Select Market, a new tier of the NASDAQ Global Market with higher initial listing and corporate governance standards. For more information about Builders FirstSource, visit the company’s Web site at www.bldr.com. (BLDR-F)
Cautionary Notice
Statements in this release which are not purely historical facts or which necessarily depend upon future events including statements about the anticipated effects of the described changes in personnel on the Company’s business, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this report was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent filing on Form 10-K with the Securities and Exchange Commission. Consequently, all forward-looking statements in this report are qualified by the factors, risks and uncertainties contained therein.
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Contacts:
Hala Elsherbini	Charles L. Horn
Vice President	Senior Vice President and Chief Financial Officer
Halliburton Investor Relations	Builders FirstSource, Inc.
(972) 458-8000	(214) 880-3500